                                                                   Exhibit 23.7




                          CONSENT OF GARY A. MOSKO



THE BOARD OF DIRECTORS
VECTRA BANKING CORPORATION:



Pursuant to Rule 438 of Regulation C of the Securities Act of 1933, I hereby consent to my being named as a person about to become a director of Vectra Banking Corporation in the Registration Statement on Form S-4 of Vectra Banking Corporation, file no. 333-3248, filed with the Securities and Exchange Commission on April 5, 1996, and as such may be amended from time to time.



                                         /s/ GARY A. MOSKO
Denver, Colorado                         -----------------------------------
May 22, 1996                             Gary A. Mosko